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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) October 6, 1995
                                                       ---------------



                           FUQUA ENTERPRISES, INC.
                           -----------------------
           (Exact name of registrant as specified in its charter)

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
            Delaware                            1-5091                               13-1988043
-------------------------------         ------------------------         ------------------------------------
(State or other jurisdiction of         (Commission File Number)         (I.R.S. Employer Identification No.)
        incorporation)
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                       One Atlantic Center, Suite 5000
            1201 W. Peachtree Street, N.W., Atlanta, Georgia 30309
            ------------------------------------------------------
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  404-815-2000
                                                           ------------

                                Not Applicable
             ----------------------------------------------------
             (Former name, former address and former fiscal year,
                        if changed since last report)
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ITEM 5.  OTHER EVENTS.

        On October 6, 1995, Fuqua Enterprises, Inc. ("Fuqua") entered into an agreement to acquire Basic American Medical Products, Inc. ("Basic American") for approximately $16 million consisting of 600,000 shares of Fuqua's Common Stock and $2,500,000 in cash. Basic American, which is headquartered in Atlanta, is a major manufacturer and distributor of health care equipment for the acute, long-term and home health care markets.

        On October 9, 1995, Fuqua also announced that it has reached an agreement for a $60 million revolving credit facility led by SunTrust Bank, Atlanta to provide funds for working capital and acquisitions.

        A copy of the press release relating to the foregoing events is included as an exhibit to this reort and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

              99.1 Press Release dated October 9, 1995.





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                                  SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               FUQUA ENTERPRISES, INC.
                               (Registrant)


                               /s/ Brady W. Mullinax, Jr.
                               -------------------------------------------------
                               Brady W. Mullinax, Jr., Vice President-Finance, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer and Executive Officer duly authorized to sign on behalf of the registrant)





Date:  October 12, 1995





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                              INDEX TO EXHIBITS




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                                                                                                          SEQUENTIAL
EXHIBIT                                              DESCRIPTION                                           PAGE NO.
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99.1                                     Press Release dated October 9, 1995.                                  5

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